Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of JinkoSolar Holding Co., Ltd. of our report dated April 28, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in JinkoSolar Holding Co., Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Shanghai, People’s Republic of China

August 23, 2021